Exhibit 99.2

First Quarter 2020 Results Call Presentation April 30, 2020

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions.

Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement.

Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; governmental and regulatory commissions' decisions; natural disasters or calamities, epidemics, pandemics or disease outbreaks (including COVID-19) or any escalation or worsening of the foregoing; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; increased risk of inverse condemnation losses as a result of climate conditions; inability to renew leases to operate water systems owned by others on beneficial terms; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions, especially as a result of Public Safety Power Shutoff programs for the 2020 fire season as we further develop approaches to manage that risk; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management framework to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact weather, and climate on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events.

When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Today’s Participants Marty Kropelnicki President & CEO Tom Smegal Vice President, CFO & Treasurer Dave Healey Vice President, Controller 3

Presentation Overview • Our Operating Priorities • Financial Results, Q1 • Financial Highlights, Q1 • Effects of the delayed California General Rate Case (“GRC”) • EPS Bridge, Q1 2020 vs. Q1 2019 • Strategic COVID - 19 Response • COVID - 19 Impacts to our business • 2018 California GRC Status Update • Capital Investment Update • Business Development Update • Cap Ex 2008 Recorded to 2021 Projected • Rate Base 2014 Recorded to 2022 P rojected • Wrapping Up and Look Ahead 4

Our Operating Priorities 5

Financial Results: First Quarter (amounts are in millions, except for EPS) Q1 2019 Q1 2020 Variance Operating Revenue $126.1 $125.6 (0.4%) Operating Expenses $125.6 $132.5 5.5% Net Interest Expense $10.2 $9.9 (3.8%) Net In come (Loss) ($7.6) ($20.3) (167.1%) EPS ($0.16) ($0.42) (162.5%) Capital Investments $59.9 $65.3 9.0% 6

Q1 Financial Highlights Net loss increased by $12.7 million to $20.3 million due primarily to these factors: • The company estimates it would have recorded $15.4 million of pre - tax income from a timely, favorable resolution of the California GRC. o $7.9 million represents delayed pre - tax income resulting from the settlement anticipated to be recovered through interim rate recovery process independent of disputes. o $7.5 million represents income from disputed cost recovery regulatory mechanisms which will be recognized if approved. Cost changes during the quarter potentially covered by these mechanisms included $8.4 million increased water production expenses due to higher water sales and $2.2 million increased pension expenses. • Unrealized benefit plan investment performance was $7.0 million lower than in Q1 2019 due to extremely poor market conditions. • Partially offsetting these changes, unbilled revenue accrual increased $5.0 million due in part to dry weather and increased demand in the period. • Other impacts to the quarter were a $2.1 million increase in depreciation expense, a $1.1 million decrease to pre - tax operating income from the deferral of WRAM revenues, and $0.6 million increase in maintenance expenses. 7

Estimated Benefit of the California GRC Upon Approval • The Company estimates the following full - year impacts for 2020 when a final decision is adopted, independent of the outcome of disputed regulatory mechanisms: • The sales forecasts included in the 2018 GRC settlement are approximately 7% lower than 2019 adopted sales, reducing adopted production costs and revenue requirement. • For the first quarter, we estimate approval of the settlement would have allowed the company to record additional revenue of $3.5 to $7.9 million, with the low end of the revenue range linked with a $5.2 million reduction in first quarter depreciation expense. These would be recognized after a final decision in the GRC. 8 (Change from last adopted, in millions) High Scenario Low Scenario Revenue Change 12.1$ (12.0)$ Change in Adopted Production Cost (29.7)$ (29.7)$ Change in Depreciation Expense 9.0$ (11.8)$ TCJA Adjustment for excess federal income tax refunds (9.4)$ (9.4)$ Net increase to 2020 pre-tax operating income 42.2$ 38.9$ *Table assumes the settlement is adopted. Does not show other changes in costs. Major Provisions of California GRC, annual impact*

Potential Impact of Disputed GRC Items in Q1 • As shown on the previous slide, the depreciation dispute is a “pass - through” expense affecting both adopted revenue and expense. • We did not record the effect of the disputed 2020 WRAM/MCBA decoupling mechanism in the quarter. Prevailing on this issue would allow us to record these accounts as we have in past periods, recognizing approximately $4.5 million of additional revenue in accordance with GAAP. • We did not record the effect of disputed 2020 pension and medical cost balancing accounts in the quarter. Prevailing on this issue would allow us to record these accounts as we have in past periods, recognizing an additional $3 million of revenue in accordance with GAAP. Medical costs were lower than adopted based on claims activity while pension costs were higher than adopted due to lower discount rates. • The Company is highly confident that past amounts properly recorded in balancing accounts continue to be recoverable from customers. • Other disputed items including capital projects, construction financing costs, and working capital requirements would not have had a significant impact in the quarter. 9

EPS Bridge Q1 2019 to Q1 2020 -$0.60 -$0.50 -$0.40 -$0.30 -$0.20 -$0.10 $0.00 $0.10 $0.003 - $0.037 - $ 0.019 $0.083 - $0.16 - $0.116 - $ 0.035 - $0.139 - $0.42 * Represents a category of expense potentially related to the delayed 2018 California GRC 10

Strategic COVID - 19 Pandemic Response • California and Washington had early cases of COVID - 19 and took strong action to limit public activity. • We had planned for response to pandemics among other natural disasters through our Emergency Response Framework and training. We train our employees annually on emergency response and mandated COVID - 19 pandemic safety and prevention training to all employees in late January. We formed a task force focused on the pandemic in early February. We have operated our Emergency Operations Center (EOC) since March 9. • Our primary objectives are to keep our employees healthy, provide an uninterrupted supply of safe water, and help our communities. • We began protecting our workforce in February through travel restrictions, workplace social distancing measures, use of personal protective equipment (PPE), and heightened cleaning regimes. With the support of our unions, we provided additional sick leave to employees impacted by the virus. • We began protecting our customers in early March by suspending collection activities on delinquent accounts, closing our walk - in customer centers, managing rate filings to defer rate increases, and managing construction activities to avoid disrupting those sheltering at home. • We have offered additional help to our communities through a pledge to donate $500,000 to organizations providing assistance to those most severely affected, including customers who have suffered job loss or other hardship. 11

• We anticipate the suspension of collection activity combined with economic disruption will increase customer account aging and potentially uncollectible amounts. Because we changed policies in mid - March and bill monthly, we cannot yet estimate the ultimate magnitude of these changes. o The typical annual balance of bad debt expense is $1.7 million or 0.25% of revenue. This amount increased to $3.0 million or 0.45% of revenue during the 2008 financial crisis • Our California utility (“Cal Water”) activated its catastrophic event memorandum account as authorized by the CPUC to track incremental costs and other impacts of the pandemic o In Q1, we recorded less than $0.1 million of expense in the memorandum account o Increases in uncollectible expenses and potential lost revenue can be recorded in the memorandum account o Like other memorandum accounts, recovery of the recorded amounts would occur in a future period after review. • Liquidity remains strong. As of March 31, we had $140 million of cash, up from $42 million at year end, and additional current capacity of more than $200 million on its lines of credit. Business Impacts from COVID - 19 Pandemic 12

2018 California General Rate Case Update • Parties jointly met on April 9 with the assigned Commissioner’s office to urge the CPUC to move quickly to issue a proposed decision • Cal Water, with the support of CPUC’s Public Advocates Office, filed a motion in the case to request the CPUC implement rates on January 1, 2021 due to COVID impacts on customers o Change in rates in the range of ($12.1) million to $12.0 million would still be tracked in the interim rate memorandum account and recovered beginning in 2021 13

Q1 Capital Investment Update • Company and developer - funded capital investments were $65.3 million, an increase of 9.0% compared to the same period in 2019. • Increased investments in the quarter are attributable in part to better weather in California. • The Company previously announced it would spend $260 - 290 million on capital in 2020. • Depending on the timing and nature of community restrictions resulting from COVID - 19, the Company may face obstacles to its construction plans or may accelerate those plans. o Water utility activities including construction have been deemed “essential” and are continuing in our service areas. o We may need to modify or delay projects which would disrupt water service for families sheltering at home. o Construction crews may face illnesses and other disruptions, and will be required to modify work to enhance social - distancing. o City staff required to process permits and inspect projects may be limited. o However, with reduced traffic and reduced construction activity in other sectors, we may find certain construction activities can be accelerated. 14

15 • On March 27, 2020, the Washington Utilities and Transportation Commission approved our acquisition of Rainier View Water Company (RVW). We are finalizing the transaction and transition plan and anticipate closing the purchase in the 2nd quarter. o RVW has approximately 18,000 service connections in close proximity to our existing Washington water systems and will almost double the size of our Washington operations. o This is the largest acquisition for the Company since 2000. Business Development Update

Capital Investment History and Projection (in millions) *2020 - 2021 include capital investments in the proposed settlement filed in the 2018 California GRC and subject to approval of the CPUC along with investments in other jurisdictions. $99 $108 $113 $111 $118 $116 $131 $177 $229 $259 $272 $274 $275 $285 $0 $50 $100 $150 $200 $250 $300 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 *2020 *2021 CAGR = 9.7% ( 2008 - 2019) Q1 $65.3M 16

Regulated Rate Base of CWT (in millions) * Rate Base at Year End, including $17.8 million of ratebase offset capital projects filed for recovery in late 2019. ** 2020 - 2022 bar chart represents the minimum and maximum estimated rate base from the table above. The settlement in Cal Water’s 2018 GRC is pending approval by the CPUC and any advice letter rate base authorized by the CPUC would be included only after projects are complete and in ser vice. $978 $1,004 $1,058 $1,241 $1,119 $ 1,263* $0 $500 $1,000 $1,500 $2,000 $2,500 2014 2015 2016 2017 2018 *2019 **2020 **2021 **2022 2020 2021 2022 CA Rate Base Settlement + Other States $ 1,571 $ 1,681 $ 1,791 Disputed Items $ 26 $ 56 $ 86 Advice Letters Included in Settlement $ 150 $ 150 Potentially Allowable Rate Base $ 1,597 $ 1,887 $ 2,027 17

Wrapping Up and Look Ahead • Company operators are providing a high level of service to our customers during COVID - 19 mitigation while keeping our employees safe • Management is also focused on ensuring the settlement in our delayed California GRC and our positions on open issues are adopted by the CPUC before the end of the 2 nd quarter • We are targeting to close the Rainier View transaction by the end of the 2 nd quarter • While we concentrate on the current emergency, we have not lost focus on potential future wildfires and ongoing capital improvements 18

Discussion